UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2025

Eagle Bancorp Montana, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34682 (Commission File Number)	27-1449820 (IRS Employer Identification No.)

1400 Prospect Ave. Helena, MT 59601 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (406) 442-3080

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EBMT	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 8.01         Other Events

On October 1, 2025 (the “Redemption Date”) Eagle Bancorp Montana, Inc. (the “Company”) redeemed all of the Company’s outstanding 5.50% Fixed-to-Floating Rate Subordinated Notes due July 1, 2030, having an aggregate principal amount of $15,000,000 (the “Subordinated Notes”), in accordance with the terms of the Subordinated Notes. The total redemption price was 100% of the aggregate principal amount of the Subordinated Notes, plus accrued and unpaid interest to, but excluding the Redemption Date. The Company utilized its existing line of credit with a correspondent bank to finance the redemption payment. The Company has drawn $15,000,000 on the line of credit, which has a two-year maturity and has a variable interest rate equal to 0.50% below the “prime rate” as published in the Wall Street Journal. The draw is secured by the assets of the Company and includes certain financial covenants and negative covenants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP MONTANA, INC.

Date: October 2, 2025	By:	/s/ Miranda J. Spaulding
Miranda J. Spaulding
Senior Vice President & CFO

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